ADDENDUM TO GLOBAL CUSTODY AND FUND ACCOUNTING AGREEMENT

        This ADDENDUM to the GLOBAL CUSTODY AND FUND ACCOUNTING AGREEMENT (“Agreement”), is dated as of June 4, 2009, by and among JPMorgan Chase Bank, N.A. (“Bank”) and each of the entities listed on Schedule A thereto, as may be amended by the parties from time to time (“Customer”). For the purpose of this Addendum, each Fund as defined below is considered a separate “Customer”. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

RECITALS

        WHEREAS, the Customer and Bank are parties to the Global Custody and Fund Accounting Agreement with effective dates as agreed by the parties; and

        WHEREAS, the Customer has entered into a Transfer Agency Agreement with Boston Financial Data Services, Inc. (“BFDS” or “Transfer Agent”) dated February 19, 2005 pursuant to which BFDS acts as the Customer’s Transfer Agent; and

        WHEREAS, the Transfer Agent has authorized the Bank to open certain Transfer Accounts listed on Schedule B in the name of BFDS as agent of the Customer, with such Transfer Accounts to be used by the Transfer Agent to enable it to process subscriptions, redemptions, transfers and/or exchanges on behalf of shareholders of the Customer; and

        WHEREAS, the Customer and Bank now wish to clarify (1) that each Fund is solely responsible for its Transfer Account Liabilities; (2) that the provisions regarding the Bank’s right over securities and set-off as set forth in Section 4.3 in the Agreement, as amended by this Addendum, will apply to any Liabilities in the Transfer Accounts; and (3) the procedures that the Bank will follow in connection with enforcing a right of set-off or a lien against assets of a Fund.

        NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereby agree as follows:

1.	Definitions

“Accounts” means the Securities Account and the Cash Account as defined in Section 2.1 of the Agreement.

“Business Day” means a day on which the Bank and Customer are generally open for business.

“Fund” means each of the individual portfolios that are or will be a series of the Trusts and Corporations listed on Schedule A.

“Overdraft” means any Liabilities that result in the Transfer Accounts being overdrawn.

“Transfer Agent” means Boston Financial Data Services Inc. or any successor transfer agent appointed by the Customer.

“Transfer Accounts” means the clearing account(s) listed on Schedule B used to concentrate cash for the Funds, so that monies transferring into and out of such clearing account(s) can be made as a single net payment or receipt by the Bank.

“Transfer Account Liabilities” means with respect to a given Fund that portion of any Overdraft, obligation, or other Liabilities arising under any of the Transfer Accounts that are attributable to transactions relating to that Fund, including purchases and redemptions of shares of that Fund.”

2.	Amendment to Global Custody and Fund Accounting Agreement

Section 4.3 of the Agreement, “Bank’s Right Over Securities; Set-off” is hereby amended by inserting the following provisions:

(d) Customer grants to Bank a security interest in and a lien on the Financial Assets held in a Fund’s Securities Account and the cash held in that Fund’s Cash Account to secure that portion of any Overdraft, obligation, or other Liability owing with respect to a Transfer Account that constitute that Fund’s Transfer Account Liabilities. Bank shall be entitled (i) without notice, to segregate, place a hold on and/or withhold delivery of sufficient Financial Assets and cash to satisfy such Fund’s Transfer Account Liabilities and (ii) upon notice to the board of trustees/directors of such Fund, sell or otherwise realize any of such Financial Assets and to apply the proceeds and any other monies credited to that Fund’s Cash Account in satisfaction of its Transfer Account Liabilities. Without prejudice to Bank’s rights under Applicable Law, Bank may, upon notice to the board of trustees/directors of such Fund, set off any Overdraft, obligation, or other Liability owing with respect to a Transfer Account that constitute that Fund’s Transfer Account Liabilities against any amount in any currency standing to the credit of any of that Fund’s accounts (whether deposit or otherwise) with any Bank branch or office.

(e) Customer will be solely responsible for ensuring that the Transfer Agent maintains sufficient records and internal controls to monitor and reconcile daily activity with respect to amounts and transactions in the Transfer Accounts that are attributable to each Fund. In particular, Customer will ensure that the Transfer Agent provides to the Bank, promptly upon request: (1) information as to the amount of cash attributable to each Fund in the Transfer Accounts, (2) information regarding the transactions of each Fund that are processed through the Transfer Accounts, and (3) records to identify and support any obligations, Liabilities, and/or Overdrafts incurred or created in connection with the transactions processed through the Transfer Accounts that are attributable to each Fund. Customer will be responsible for any Liabilites resulting from a failure or delay of the Transfer Agent to provide accurate and timely information to the Bank regarding the Transfer Accounts.

(f) The Bank hereby agrees that it will follow the following procedures in connection with enforcing a lien or right of set-off against a Fund’s assets pursuant to this Section 4.3.

(i) The Bank will comply with all applicable laws, rules and regulations in connection with enforcing a lien or right of set-off against a Fund’s assets, including all applicable provisions of state law relating to enforcement of rights of set off or liens against securities and other property held in bailment.

(ii) To enforce a right of set-off or a lien pursuant to Sub-section 4.3 (a) or (b) of the Agreement, regardless of any other notice requirements under applicable law, rules or regulations or any applicable terms of the Agreement, the Bank will (x) without notice, segregate, place a hold on and/or withhold delivery of Financial Assets in such Fund’s Securities Account and cash in its Cash Account with a market value equal to the amount the Bank has determined in good faith is due and payable; and (y) give written notice (“Notice”) to the board of trustees/directors of the applicable Fund of its intention to sell or otherwise realize such Financial Assets and to apply the proceeds and any other monies credited to that Fund’s Cash Account in satisfaction of its Transfer Account Liabilities if the amount the Bank has determined in good faith is due and payable are not repaid within two business days following the Notice. The Fund may request the Bank to substitute different Financial Assets for the Fiancial Assets segregated by the Bank and the the Bank will not unreasonably deny such request.

(iii) Prior to enforcing a right of set-off or a lien against a Fund’s assets pursuant to Sub-section 4.3 (d), regardless of any other notice requirements under applicable law, rules or regulations or any applicable terms of the Agreement, the Bank will (w) send a written request to the Transfer Agent, with a copy to the board of trustees/directors of the Funds, for information sufficient to identify and support any obligations, Liabilities, and/or Overdrafts incurred or created in connection with the transactions processed through the Transfer Accounts that are attributable to each Fund; (x) upon receipt of such information, the Bank will, segregate, place a hold on and/or withhold delivery of Financial Assets in each such Fund’s Securities Account and cash in its Cash Account with a market value equal to the amount the Bank has determined in good faith is due and payable; and (z) give Notice to the board of trustees/directors of the applicable Funds of its intention to sell or otherwise realize such Financial Assets and to apply the proceeds and any other monies credited to that Fund’s Cash Account in satisfaction of its Transfer Account Liabilities, if the amount the Bank has determined in good faith is due and payable are not repaid within two business days following the Notice. The Fund may request the Bank to substitute different Financial Assets for the Fiancial Assets segregated by the Bank and the the Bank will not unreasonably deny such request.

(iv) The Bank will not obtain through enforcement of the right of set-off or the lien more than the amount it has determined in good faith to be owed.

(v) The Bank will seek to enforce the right of set-off or the lien first against a Fund’s cash assets, and then only against portfolio securities or other property for which a readily ascertainable market price can be obtained.

(vi) The Bank will arrange for the sale of any such Financial Assets in normal market transactions and will not arrange for the sale of such Financial Assets in circumstances that, to the best of its knowledge, independently would raise affiliated transaction concerns under the Investment Company Act of 1940.

(g) The notice required in Sections 4.3 (d) and (f) of the Agreement shall be served by registered mail or hand delivery to the following:

Chairman of the Board of Trustees of the JPMorgan Funds
c/o Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, N.Y. 10036
Attention: Carl Frischling, Esq.

with copies to:

President, JPMorgan Funds
245 Park Avenue, 3rd floor
New York, N.Y. 10167

and

JPMorgan Funds
245 Park Avenue
New York, N.Y. 10167
Attention: Funds Legal

3.	In the event of a conflict between the terms of this Addendum and the Agreement, it is the intention of the parties that the terms of this Addendum shall control and the Agreement shall be interpreted on that basis.

4.	This Addendum may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

        IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first above written.

JPMorgan Institutional Trust
J.P. Morgan Fleming Mutual Fund Group, Inc.
J.P. Morgan Mutual Fund Group
J.P. Morgan Mutual Fund Investment Trust
JPMorgan Insurance Trust
JPMorgan Trust I
JPMorgan Trust II
UM Investment Trust
Undiscovered Managers Funds, each on behalf of each of
its series listed on Schedule A

By: /s/ Patricia Maleski Name: Patricia Maleski Title: Vice President and Treasurer Date: June 3, 2009

JPMORGAN CHASE BANK, N.A.

By: /s/ Blanche L. Arreaga Name: Blanche L. Arreaga Title: Vice President Date: June 4, 2009

SCHEDULE A – LIST OF FUNDS

J.P. Morgan Trust I
o JPMorgan Emerging Markets Debt Fund
o JPMorgan Bond Fund
o JPMorgan Enhanced Income Fund
o JPMorgan California Tax Free Bond Fund
o JPMorgan Intermediate Tax Free Bond Fund
o JPMorgan New York Tax Free Bond Fund
o JPMorgan Tax Aware Enhanced Income Fund
o JPMorgan Tax Aware U.S. Equity Fund
o JPMorgan Dynamic Growth Fund
o JPMorgan Emerging Economies Fund
o JPMorgan Global Focus Fund
o JPMorgan Tax Aware High Income Fund
o JPMorgan Tax Aware Real Return Fund
o JPMorgan Tax Aware Real Return SMA Fund
o Highbridge Statistical Market Neutral Fund
o JPMorgan Strategic Preservation Fund
o JPMorgan Intrepid International Fund
o JPMorgan Latin America Fund
o JPMorgan Market Neutral Fund
o JPMorgan Emerging Markets Equity Fund
o JPMorgan India Fund
o JPMorgan International Opportunities Fund
o JPMorgan International Opportunities Plus Fund
o JPMorgan International Value Fund
o JPMorgan International Value SMA Fund
o JPMorgan International Markets Fund
o JPMorgan Asia Equity Fund
o JPMorgan China Region Fund
o JPMorgan Intrepid European Fund
o JPMorgan International Small Cap Equity Fund
o JPMorgan Japan Fund
o JPMorgan Russia Fund
o JPMorgan International Equity Fund
o JPMorgan International Currency Income Fund
o JPMorgan Disciplined Equity Fund
o JPMorgan Diversified Fund
o JPMorgan U.S. Equity Fund
o JPMorgan U.S. Small Company Fund
o JPMorgan Capital Growth Fund
o JPMorgan Small Cap Equity Fund
o JPMorgan Value Discovery Fund

o JPMorgan Dynamic Small Cap Growth Fund
o JPMorgan Growth and Income Fund
o JPMorgan Mid Cap Equity Fund
o JPMorgan Small Cap Core Fund
o JPMorgan Strategic Small Cap Value Fund
o JPMorgan Intrepid Growth Fund
o JPMorgan Value Advantage Fund
o JPMorgan Intrepid America Fund
o JPMorgan Intrepid Plus Fund
o JPMorgan Intrepid Value Fund
o JPMorgan Intrepid Multi Cap Fund
o J.P. Morgan U.S. Large Cap Core Plus Fund
o JPMorgan U.S. Large Cap Value Plus Fund
o JPMorgan Strategic Income Opportunities Fund
o JPMorgan Total Return Fund
o JPMorgan International Realty Fund
o JPMorgan 100% U.S. Treasury Securities Money Market Fund
o JPMorgan California Municipal Money Market Fund
o JPMorgan Federal Money Market Fund
o JPMorgan New York Municipal Money Market Fund
o JPMorgan Prime Money Market Fund
o JPMorgan Tax Free Money Market Fund
o JPMorgan Real Return Fund

Undiscovered Managers Funds
o Undiscovered Managers Behavioral Growth Fund o Undiscovered Managers Behavioral Value Fund o Undiscovered Managers Realty Income Fund o Undiscovered Managers Small Cap Growth Fund

J.P. Morgan Mutual Fund Group
o JPMorgan Short Term Bond Fund II

J.P. Morgan Fleming Mutual Fund Group, Inc.
o JPMorgan Mid Cap Value Fund

J.P. Morgan Mutual Fund Investment Trust
o JPMorgan Growth Advantage Fund

UM Investment Trust
o Undiscovered Managers Multi-Strategy Fund

JPMorgan Trust II
o JPMorgan Arizona Municipal Bond Fund
o JPMorgan Core Bond Fund
o JPMorgan Equity Income Fund
o JPMorgan Equity Index Fund
o JPMorgan Government Bond Fund
o JPMorgan U.S. Government Money Market Fund
o JPMorgan High Yield Bond Fund
o JPMorgan Core Plus Bond Fund
o JPMorgan Intermediate Bond Fund
o JPMorgan International Equity Index Fund
o JPMorgan Intrepid Mid Cap Fund
o JPMorgan Investor Balanced Fund
o JPMorgan Investor Conservative Growth Fund
o JPMorgan Investor Growth & Income Fund
o JPMorgan Investor Growth Fund
o JPMorgan Kentucky Municipal Bond Fund
o JPMorgan Large Cap Growth Fund
o JPMorgan Large Cap Value Fund
o JPMorgan Louisiana Municipal Bond Fund
o JPMorgan Multi-Cap Market Neutral Fund
o JPMorgan Michigan Municipal Bond Fund
o JPMorgan Michigan Municipal Money Market Fund
o JPMorgan Diversified Mid Cap Growth Fund
o JPMorgan Diversified Mid Cap Value Fund
o JPMorgan Mortgage-Backed Securities Fund
o JPMorgan Municipal Income Fund
o JPMorgan Municipal Money Market Fund
o JPMorgan Ohio Municipal Bond Fund
o JPMorgan Ohio Municipal Money Market Fund
o JPMorgan Liquid Assets Money Market Fund
o JPMorgan Short Duration Bond Fund
o JPMorgan Short Intermediate Municipal Bond Fund
o JPMorgan Small Cap Growth Fund
o JPMorgan Small Cap Value Fund
o JPMorgan Strategic Small Cap Value Fund
o JPMorgan Tax Free Bond Fund
o JPMorgan Treasury & Agency Fund
o JPMorgan U.S. Treasury Plus Money Market Fund
o JPMorgan Ultra Short Duration Bond Fund
o JPMorgan West Virginia Municipal Bond Fund
o JPMorgan U.S. Real Estate Fund

JPMorgan Insurance Trust
o JPMorgan Insurance Trust Balanced Portfolio
o JPMorgan Insurance Trust Core Bond Portfolio
o JPMorgan Insurance Trust U.S. Equity Portfolio
o JPMorgan Insurance Trust Intrepid Mid Cap Portfolio
o JPMorgan Insurance Trust Equity Index Portfolio
o JPMorgan Insurance Trust Government Bond Portfolio
o JPMorgan Insurance Trust Intrepid Growth Portfolio
o JPMorgan Insurance Trust Diversified Mid Cap Growth Portfolio
o JPMorgan Insurance Trust Mid Cap Value Portfolio
o JPMorgan Insurance Trust Small Cap Core Portfolio
o JPMorgan Insurance Trust International Equity Portfolio

JPMorgan Institutional Trust
o JPMorgan Ultra Short-Term Bond Trust
o JPMorgan Short-Term Bond Trust
o JPMorgan Intermediate Bond Trust
o JPMorgan Core Bond Trust
o JPMorgan Equity Index Trust

This Schedule A supersedes and replaces any previously executed Schedule A between the parties.

JPMorgan Institutional Trust
J.P. Morgan Fleming Mutual Fund Group, Inc.
J.P. Morgan Mutual Fund Group
J.P. Morgan Mutual Fund Investment Trust
JPMorgan Insurance Trust
JPMorgan Trust I
JPMorgan Trust II
UM Investment Trust
Undiscovered Managers Funds

SCHEDULE B

List of Accounts

ACCOUNT NUMBER	ACCOUNT TITLE

Boston Financial Data Services as Agent for JPMorgan Clearing Account

Boston Financial Data Services as Agent for JPMorgan Funds WDC Teltran

BFDS as Agent for JPMorgan Funds for the One Hour Wire Redemption ACCT

BFDS as Agent for JPMorgan Funds Wire Redemption ACCT

Boston Financial Data Services Inc as Agent for JPMorgan Wire Purchase Account

Boston Financial Data Services as Agent for JPMorgan Check Redemption ACCT

Boston Financial Data Services as AGT for JPMorgan NSCC AC

Boston Financial Data Services as Agent for JPMorgan Dividend AC

Boston Financial Data Services as Agent for JPMorgan 12B-1

Boston Financial Data Services as Agent for JPMorgan TS Link Redemption Account

Boston Financial Data Services Inc as Agent for JPMorgan TS Link Purchase Account

Boston Financial Data Services Inc as Agent for Multi Strategy Sweep Account

Boston Financial Data Services Inc as Agent for Multi Strategy Clearing Account

Boston Financial Data Systems as Agent for JPMorgan ACH ACCT

Boston Financial Data Systems as Agent for JPMorgan Sweep Account